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BlackRock Innovation and Growth Term Trust

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Saba Capital Management, L.P. posted the below to https://www.heyblackrock.com/.



boaz weinstein
@boazweinstein

heyblackrock.com

Shareholders in the 10 @BlackRock funds in question stand to make $1.4 billion profit if given the same liquidity that investors in BlackRock ETFs and Mutual Funds get everyday. NAV.

Think about what these mostly retail investors would do with $1.4bn back in their accounts following the dreadful performance of these funds.

Exhibit A is $BIGZ. It lost 53% since its 2021 IPO. Almost 1/3rd of the loss is from the discount to NAV. The fund underperformed its benchmark by a shameful 45% but BlackRock continues to stymie shareholders who want out from getting NAV.

Since 2014 Saba has fixed dozens of funds exactly as we propose to do here. Saba won both the 2023 and 2024 Institutional Investor Activist of the Year award for this very reason. Sign up for our webinar on May 20th by visiting heyblackrock.com



boaz weinstein
@boazweinstein

If the 10 @blackrock funds below offered investors an exit at NAV - which is what Saba nominees propose if elected - all shareholders would earn $1.4 billion. That's the staggering amount of money that comes from the discount. This excludes losses from BlackRock underperformance.

BlackRock Has Trapped ~$1.4 Billion in These 10 Closed-End Funds			
Ticker	NAV	Share Price	Trapped Dollars
BFZ	$11.61	$12.71	$33,070,004
BCAT	$15.78	$17.34	$167,640,408
ECAT	$16.31	$18.12	$184,426,511
BMEZ	$14.76	$17.50	$291,849,182
BIGZ	$7.18	$8.62	$323,163,072
MHN	$10.30	$11.80	$45,513,668
MYN	$10.05	$11.44	$53,255,362
MPA	$11.99	$12.83	$10,877,689
BNY	$10.44	$11.74	$31,352,243
BSTZ	$17.41	$20.93	$267,768,758
			$1,408,916,898

boaz weinstein @boazweinstein · 8m

This from @GeoffWilsonWAM who is the leading CEF manager in 🇦🇺 and currently running 9 funds. Brave to hear him speak up.

Personal note, ever since Crocodile Dundee, Aussies have been an inspiration 😃. Over there CEFs are called LICs, by the way.

> **Geoff Wilson** @GeoffWilsonWAM · 24m
>
> Replying to @boazweinstein and @BlackRock
>
> That is very poor behaviour. @BlackRock "The old rule that people in the public eye must not only do the right thing, but be seen to do the right thing, has never been more true."
> Set up @BlackRock


I THINK WE ALL KNOW THE RIGHT THING TO DO.
GIF



boaz weinstein
@boazweinstein

Here's the table with the column headers corrected. It's really hard to create value for clients - markets are tough. Here's how @blackrock can easily allow shareholders to recoup $1.4 billion of loss! That is, unless Larry Fink is going to say ETFs are bad products. 😃

Shareholders in These 10 BlackRock Closed-End Funds Would Make ~$1.4 Billion if Clients Were Offered an Exit at NAV

Ticker	NAV	Share Price	Trapped Dollars
BFZ	$12.71	$11.61	$33,070,004
BCAT	$17.34	$15.78	$167,640,408
ECAT	$18.12	$16.31	$184,426,511
BMEZ	$17.50	$14.76	$291,849,182
BIGZ	$8.62	$7.18	$323,163,072
MHN	$11.80	$10.30	$45,513,668
MYN	$11.44	$10.05	$53,255,362
MPA	$12.83	$11.99	$10,877,689
BNY	$11.74	$10.44	$31,352,243
BSTZ	$20.93	$17.41	$267,768,758
Source: Bloomberg, data as of 05/02/2024.			**$1,408,916,898**

Past performance is no guarantee of future results.
See important disclaimers: https://www.heyblackrock.com/disclaimer

boaz weinstein
@boazweinstein

Mom and Pop investors have been suffering greatly, but without a way out. We're not doing it for them but it's a great pleasure to see so many tweets and DMs thanking us. Fighting @BlackRock is hard, but we will win.

> **boaz weinstein** @boazweinstein · Mar 6
>
> We choose to go to the moon. We choose to go to the moon in this decade and do the other things, not because they are easy, but because they are hard, because that goal will serve to organize and measure the best of our energies and skills, because that challenge is one that we...
>
> Show more



boaz weinstein
@boazweinstein

You will see something shortly that brings to mind the phrase that starts, 'figures don't lie…'.



Dan Victor, CFA @theRealDanVCFA · 4h

Replying to @boazweinstein and @BlackRock

add a column showing NAV TR last 3-5 years.. I know some of those are down massively.. Blackrock should hire me to manage a CEF!



boaz weinstein
@boazweinstein

Want to hear something amazing? I've been saying the same thing all year including face to face with @blackrock from the podium of the 13-D conference. What is revealing is that for these 10 poorly performing funds, they NEVER DISPUTE THE MATH. The silence is deafening - it's a fact that Saba's proposal to give shareholders an exit at NAV will produce a gain across 10s of thousands of small investors and everyone in between, of 1.4 billion!!
$1.4 billion dollars gain with no pain. And they'd look great doing it. Their employees own these funds. It would be good for their brand. Lest you think this is industry wide, behold $PDI. The largest CEF in the US! This @PIMCO fund trades at...a premium!



boaz weinstein
@boazweinstein

Ok, this is a 'rubber meets the road' tweet...
So, there's a Bloomberg article today about the Saba v. BlackRock campaign. In it you will see @BlackRock successfully obfuscate the reality about their terrible performance. They double down by critiquing the performance of $BRW, a fund Saba has managed since 6/2021.

For the 9 BlackRock funds that were in existence on that date, I present a LTD performance comparison. Pure. Clean. Note, on top of beating every one of their funds handily, our returns below exclude the extraordinary gains made by shareholders from our 45% tender leading up to us managing the fund.

Oh, and we ran it with much less leverage than the BlackRock funds below: we beat ALL 9 funds by 19% to 65% in 3 years. I think this is the perfect example of good people doing bad things because they've forgotten that there's right and wrong and a job doesn't give license to say anything, however much it twists the truth.
RT please. Truth to power. 👊🤛🤜

Ticker	Total Return
BRW	10.34%
BIGZ	-54.38%
BMEZ	-33.92%
BCAT	-8.77%
BSTZ	-38.31%
MYN	-18.24%
BFZ	-11.10%
MPA	-12.95%
BNY	-20.48%
MHN	-20.04%

Source: Bloomberg, data as of 04/30/2024.

boaz weinstein @boazweinstein · 2m

ICYMMET

> **boaz weinstein** @boazweinstein · 1h
>
> Replying to @boazweinstein
>
> Um, did anyone notice every one of their CEFs have a 3yr negative (sometimes deeply so) total return? Yet making a 15% gain from 87% of NAV to 100% of NAV and then the chance to REINVEST ANYWHERE ELSE including other BlackRock CEFs if you're a glutton for punishment, is just ...
>
> Show more



Bad for Juju
@BadForJuju

The elevator in my building has "better objectives and strategies"

Management fees on their abysmal performance was not to "enrich itself"?

Surreal

> Which is what triggered the note BlackRock sent to clients. “If Saba were to succeed, it may seek to appoint itself as investment advisor” and fundamentally disrupt the funds’ objectives and strategies, “all to enrich itself.”



boaz weinstein
@boazweinstein

Um, did anyone notice every one of their CEFs have a 3yr negative (sometimes deeply so) total return? Yet making a 15% gain from 87% of NAV to 100% of NAV and then the chance to REINVEST ANYWHERE ELSE including other BlackRock CEFs if you're a glutton for punishment, is just not worth it? Anyone here think making 15% without the market needing to move at all from a CEF becoming an ETF isn't massive? $1.4 billion for the shareholders including BlackRock employees. These are the facts.

boaz weinstein @boazweinstein · 11s

Junk Bondage, it's not my style to use such technical language as seen in the below 'StB', but it's Friday and a retweet, so forgive me.

> **Junk Bondage** @JunkBondage · 9m
>
> @Blackrock and Larry Fink shit the bed with their horrendous management and the awful performance of their pathetic closed-end funds. I trust @BoazWeinstein to sort out this basket of basketcases.
>
> heyblackrock.com

BLACKROCK CANNOT HIDE ITS FUNDS' TERRIBLE PERFORMANCE

Shareholders in These 10 BlackRock Closed-End Funds Would Make ~$1.4 Billion if Clients Were Offered an Exit at NAV

Ticker	NAV	Share Price	Trapped Dollars
BFZ	$12.71	$11.61	$33,070,004
BCAT	$17.34	$15.78	$167,640,408
ECAT	$18.12	$16.31	$184,426,511
BMEZ	$17.50	$14.76	$291,849,182
BIGZ	$8.62	$7.18	$323,163,072
MHN	$11.80	$10.30	$45,513,668
MYN	$11.44	$10.05	$53,255,362
MPA	$12.83	$11.99	$10,877,689
BNY	$11.74	$10.44	$31,352,243
BSTZ	$20.93	$17.41	$267,768,758
Source: Bloomberg, data as of 05/02/2024.			$1,408,916,898

Past performance is no guarantee of future results.
See important disclaimers: https://www.heyblackrock.com/disclaimer

Saba's CEF (BRW) Has Outperformed BlackRock's CEFs Since Launch

Ticker	Total Return
BRW	10.34%
BIGZ	-54.38%
BMEZ	-33.92%
BCAT	-8.77%
BSTZ	-38.31%
MYN	-18.24%
BFZ	-11.10%
MPA	-12.95%
BNY	-20.48%
MHN	-20.04%
Source: Bloomberg, data as of 04/30/2024.	

Past performance is no guarantee of future results.
See important disclaimers: https://www.heyblackrock.com/disclaimer